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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report: May 5, 1995.

                               DELUXE CORPORATION

             (Exact name of registrant as specified in its charter)


Minnesota                     1-7945                     41-0216800

(Name or other jurisdiction (Commission File Number)    (IRS Employer
of incorporation)                                    Identification No.)


1080 West County Road F, St. Paul, Minnesota                55126-8201

(Address of principal executive offices)                    (ZIP Code)

Registrant's telephone number: (612) 483-7111

Item 5. Other Event.

Deluxe Corporation's Board of Directors announced on April 28, 1995, that John
A. "Gus" Blanchard III has been elected President and Chief Executive Officer effective May 1, 1995, succeeding Harold V. Haverty.

Mr. Blanchard, age 52, has been Executive Vice President of General Instrument Corporation since January, 1994. From 1991 through 1993, he was Chairman and CEO of Harbridge Merchant Services, a nationwide credit card processing company based in Chicago. Prior to

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joining Harbridge, Mr. Blanchard spent more than 25 years at AT&T, serving in a variety of general management, customer service, sales, and marketing assignments. In his last assignment at AT&T, as Senior Vice President, he headed up the company's Business Sales Division. Mr. Blanchard holds an undergraduate degree from Princeton University and a masters degree from MIT's Sloan School of Management.

"I am very pleased that Gus has accepted the top leadership position at Deluxe," said Harold V. Haverty. "His proven general management and leadership skills, combined with a long and successful track record in developing and executing business strategy, enhancing customer service capabilities, strengthening sales and marketing initiatives, opening international markets, and improving profitability will all bring tremendous benefit to Deluxe's customers, share-holders, and employees."

Mr. Haverty, age 64, will remain Chairman of the Board.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DELUXE CORPORATION

Date: May 5, 1995                  /s/ J.K. Twogood
                                   ----------------

                                   J.K. Twogood, Executive Vice President